SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: June 18, 2002
                 (Date of earliest event reported) June 4, 2002


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


         OKLAHOMA                       000-29225            73-1513309
(State or other jurisdiction           (Commission          (IRS Employer
     of incorporation)                 File Number)        Identification No.)

                            14201 Wireless Way
                          Oklahoma City, Oklahoma         73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)
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Information To Be Included in the Report

Item 5. Other Events

     On June 4, 2002, the Registrant's shareholders approved the Dobson Communications Corporation 2002 Employee Stock Purchase Plan and the Dobson
Communications Corporation 2002 Stock Incentive Plan, each of which had been approved by the Registrant's Board of Directors on April 25, 2002. The Employee Stock Purchase Plan provides for 1,000,000 shares of the Registrant's Class A common stock to be reserved for issuance upon the exercise of purchase rights which may be granted under the Employee Stock Purchase Plan, subject to adjustment under normal anti-dilution provisions. The Employee Stock Purchase Plan is designed to encourage stock ownership by the Registrant's employees. The Stock Incentive Plan provides for 7,000,000 shares of the Registrant's Class A common stock to be reserved for issuance upon the exercise of stock options and restricted stock awards that may be granted under the Stock Incentive Plan. The Stock Incentive Plan is designed to promote the Registrant's growth and profitability, to attract and retain executives and other employees of outstanding competence, and to provide such persons with a n opportunity to acquire an equity interest in the Registrant.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits:

10.1     Registrant's 2002 Employee Stock Purchase Plan.
10.2     Registrant's 2002 Stock Incentive Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DOBSON COMMUNICATIONS CORPORATION

                                      By   RONALD L. RIPLEY
                                           Ronald L. Ripley, Vice President and
                                           Senior Corporate Counsel

June 18, 2002